Exhibit 4(f)

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE, dated as of November 3, 2020, further to the FOURTH SUPPLEMENTAL INDENTURE, dated as of March 8, 2010, the THIRD SUPPLEMENTAL INDENTURE, dated as of October 23, 2008, the SECOND SUPPLEMENTAL INDENTURE, dated as of January 30, 2006 and the FIRST SUPPLEMENTAL INDENTURE, dated as of June 2, 2004 (together “the First, Second, Third and Fourth Supplemental Indentures”) to the INDENTURE, dated as of August 15, 1991 (as supplemented by the First, Second, Third and Fourth Supplemental Indentures, the “Indenture”) between AKTIEBOLAGET SVENSK EXPORTKREDIT (Swedish Export Credit Corporation) (the "Company") and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to The First National Bank of Chicago and J.P. Morgan Trust Company, National Association), as trustee (the “Trustee”).

WHEREAS, pursuant to Sections 901(5) of the Indenture, the Company wishes to make certain amendments to the Indenture to further provide for the issuance from time to time of the Company's Debt Securities;

WHEREAS, pursuant to Sections 301 and 901(6) of the Indenture, the Company desires to establish a series of Debt Securities under the Indenture, such series to include tranches of Securities to be issued on or after the date hereof by the Company, the form and substance of which and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Fifth Supplemental Indenture;

WHEREAS, all things necessary have been done to make this Fifth Supplemental Indenture a valid agreement of the Company in accordance with its terms; and

NOW, THEREFORE, in consideration of the premises it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities or of any series thereof, as follows:

Section 1. Definitions. All terms used and not defined in this Fifth Supplemental Indenture shall have the respective meanings given them in the Indenture.

Section 2. Amendments. The Indenture is hereby amended as follows with respect to Debt Securities issued on or after the date hereof:

(a)	The text of Section 112 of the Indenture shall be replaced with the following:

“Unless otherwise specified as contemplated by Section 301 with respect to the Debt Securities of any series, this Indenture and the Debt Securities and coupons shall be governed by and construed in accordance with the law of the state of New York, except that Section 1011 (or any modification or replacement thereto that governs the ranking of any applicable Debt Securities), any provisions of this Indenture and the Debt Securities and coupons that exclude (or otherwise govern) rights of set-off, matters relating to the authorization and execution by the Company of this Indenture and the Debt Securities issued hereunder and, if Debt Securities are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden.”

(b)	Section 301 of the Indenture shall be amended by:

i.	inserting the following language into the second paragraph thereof immediately prior to the semi-colon that precedes the numbered list currently comprising clause (1) to (19):

“(as applicable, and without prejudice to the third paragraph of this Section 301)”

ii.	restating clause (18) thereof as follows:

“any additions, deletions, disapplications or other changes to any Events of Defaults or restrictive covenants provided for with respect to Debt Securities of the series; and”

iii.	restating clause (19) thereof as follows:

“any other terms of the series (including any additions, deletions, disapplications or other changes to any provisions of the Indenture applicable to such series, provided that such terms shall not adversely affect any prior series of Debt Securities or be inconsistent with the provisions of the Trust Indenture Act).”

iv.	inserting an additional sentence at the end of the third paragraph thereof, as follows:

“In addition, if so provided in or pursuant to the relevant Board Resolution and set forth in the relevant Officer’s Certificate, or so provided in or pursuant to the relevant supplemental indenture, any forms and terms of Debt Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution and set forth in the relevant Officer’s Certificate, or in the relevant supplemental indenture.”

(c)	The text of Section 1010 of the Indenture shall be replaced with the following:

“Unless otherwise specified as contemplated by Section 301 with respect to the Debt Securities of any series, the Company covenants and agrees that so long as any Debt Security of the relevant series remains outstanding, neither it nor any Subsidiary shall create or permit to subsist any Security Interest upon the whole or any part of its present or future undertaking, assets or revenues to secure any Relevant Indebtedness or Guarantee of Relevant Indebtedness without: (a) at the same time or prior thereto securing the Debt Securities equally and rateably therewith; or (b) the approval of the requisite holders of the outstanding Debt Securities of the relevant series affected thereby pursuant to Section 902. For purposes of the foregoing: “Guarantee” means, in relation to any indebtedness of any person, any obligation of another person to pay such indebtedness; “Relevant Indebtedness” means any indebtedness which is in the form of or represented by any bond, note, or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market); and “Security Interest” means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.”

(d)	The text of Section 1011 of the Indenture shall be replaced with the following:

“Unless otherwise specified as contemplated by Section 301 with respect to the Debt Securities of any series, the Debt Securities will constitute direct, unconditional, unsecured and unsubordinated obligations of the Company and will rank pari passu amongst themselves. The rights of holders of the Debt Securities in respect of or arising from the Debt Securities (including any damages awarded for breach of any obligations under this Indenture, if any are payable) shall, in the event of the Company’s voluntary or involuntary liquidation (Sw. likvidation) or bankruptcy (Sw. konkurs), rank: (A) (subject to such mandatory exceptions as are from time to time applicable under Swedish law) at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding; and (B) senior to any senior non-preferred liabilities and to any subordinated liabilities. For purposes of the foregoing, “senior non-preferred liabilities” means liabilities having senior non-preferred ranking, and “senior non-preferred ranking” means the ranking which is described in the second sentence of the first paragraph of section 18 of the Swedish Rights of Priority Act (Sw. 18 § 1 st andra meningen förmånsrättslagen (1970:979)), as the same may be amended or replaced from time to time.”

Section 3. Establishment of new series. The Indenture is hereby amended as follows with respect to Debt Securities issued on or after the date hereof:

(a)	Pursuant to Section 301 of the Indenture, there is hereby established a series of Debt Securities having an unlimited initial public offering price or purchase price, which series shall be known as the Medium-Term Notes, Series G (the “Notes”), including tranches of Debt Securities of such series to be issued on or after the date hereof, the terms of which, including such terms as to amount, maturity, interest, redemption, payment of additional amounts, Events of Defaults and remedies, ranking and any other terms permitted to be established by Section 301 of the Indenture shall be as set forth in the applicable prospectus, prospectus supplement and/or pricing supplement relating to such series (or, as applicable, such tranche), as filed by the Company with the U.S. Securities and Exchange Commission.

(b)	The Global Securities representing the Notes will be substantially in the Depositary’s form for “Medium-Term Note – Master Note” or in such other form or forms as shall be executed by the Company and delivered to, and authenticated by, the Trustee from time to time.

(c)	In connection with the series of Notes established pursuant to this Section 3, Section 303 of the Indenture shall be amended by:

i.	inserting the following parenthetical at the beginning of clause (i) of paragraph (c) thereof:

“(unless the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by any one or more such Global Securities is not intended to be limited, in which case the absence of such limitation shall be indicated)”

ii.	inserting the following parenthetical at the beginning of clause (iv) of paragraph (c) thereof:

“(except in the case Global Securities in the Depositary’s own forms, including the Depositary’s “Medium-Term Note – Master Note” form from time to time)”

iii.	references in paragraph (a) to “facsimile signatures” will be restated to refer to “facsimile or electronic signatures”

iv.	the first sentence of paragraph (g) will be replaced with the following:

“No Debt Security or coupon attached thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by the manual or facsimile or electronic signature of one of its authorized officers (or, in the case Global Securities in the Depositary’s own forms, including the Depositary’s “Medium-Term Note – Master Note” form from time to time, such a manual or facsimile or electronic signature on the relevant Global Security), and such certificate of authentication upon any Debt Security (or, in the case Global Securities in the Depositary’s own forms, including the Depositary’s “Medium-Term Note – Master Note” form from time to time, the aforementioned manual or facsimile or electronic signature on the relevant Global Security) shall be conclusive evidence, and the only evidence. that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.”

Section 4. Continuation of Indenture. The Indenture, as modified by this Fifth Supplemental Indenture with the effect set forth in Section 904, shall remain in full force and effect.

Section 5. The Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

Section 6. Governing Law. Section 112 of the Indenture applies to this Supplemental Indenture as if set forth herein.

Section 7. Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL.)
(Swedish Export Credit Corporation)

By	/s/ Stefan Friberg

Name:	Stefan Friberg
Title:	Chief Financial Officer

By	/s/ Erik Hådén

Name:	Erik Hådén
Title:	Senior Director, Head of Treasury

THE BANK OF NEW YORK MELLON TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By	/s/ Valere Boyd

Name:	Valere Boyd
Title:	Vice President

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